Exhibit 10.26
CADENCE DESIGN SYSTEMS, INC.
2009 DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED FEBRUARY 5, 2019
Cadence Design Systems, Inc., a Delaware Corporation (referred to hereafter as the “Company”) established the Cadence Design Systems, Inc. Deferred Compensation Plan, effective October 1, 1994, and subsequently amended and restated the Plan, effective October 1, 1996, January 1, 2001, November 1, 2002, November 20, 2003, and January 1, 2009, at which time it was designated as the Cadence Design Systems, Inc. 2009 Deferred Compensation Plan (the “Plan”).
In restating the Plan effective January 1, 2009, the Company bifurcated the Plan into this document, which is intended to comply with the provisions of Section 409A of the Code and the final regulations promulgated thereunder, and a grandfathered document, which applies to amounts not subject to Section 409A of the Code.
The Plan is an unfunded plan for the purpose of providing deferred compensation for a select group of management, highly compensated executives (within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA), and Non-Employee Directors.
RECITALS
WHEREAS, the Company previously adopted the Plan and desires to continue the Plan to permit Employees to defer compensation; and
WHEREAS, the Company desires to amend and restate the Plan to incorporate amendments since the Plan was restated in 2009 and reflect other desired changes.
NOW, THEREFORE, the Company hereby amends and restates the Plan effective as of February 5, 2019.
SECTION 1

DEFINITIONS
1.1    “Account” shall mean the separate account(s) established under this Plan for each Participant. The Company shall furnish each Participant with a statement of his or her Account balance at least annually. The Company shall maintain separate Accounts for Participants who are Employees and for those who are Non-Employee Directors. For the avoidance of doubt, an Employee who is a Participant and experienced a change in employment status (i.e., from employee to Non-Employee Director or vice versa) will have a Non-Employee Director Account and an Employee Account.
1.2    “Affiliate” shall mean any Entity in an unbroken chain of Entities with the Company, if each of the Entities other than the last Entity in the unbroken chain owns stock or other equity interests possessing fifty (50) percent or more of the total combined voting power of all classes of stock or other equity interests in one of the other Entities in such chain.
1.3    “Beneficiary” shall mean the Beneficiary designated by the Employee to receive the Employee deferred compensation benefits in the event of his or her death.
1.4    “Change in Control” means a “change in the ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as defined under Code Section 409A.
1.5    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.
1.6    “Committee” shall mean the Compensation Committee of the Board of Directors of the Company or such other committee designated by the Board of Directors of the Company to administer this Plan in accordance with Section 7 hereof.
1.7    “Company” shall mean Cadence Design Systems, Inc., a Delaware corporation, and any successor organization thereto.
1.8    “Compensation” shall mean the base salary, cash bonuses, and director fees described in Section 3.1.
1.9    “Eligible Compensation” shall mean projected annual compensation from the Employer determined on an annual basis by the Employer at or before the beginning of the Plan Year, which may consist of salary, bonus, and, and/or incentive payments, determined before any deductions under any qualified plan of the Employer (including a Section 401(k) plan or a Section 125 plan) and excluding any special or non-recurring compensatory payments such as moving or relocation bonuses or automobile allowances.
1.10    “Employee” shall mean each employee of Employer. The term also shall include reference to an Employee’s Beneficiary where the context so requires.
1.11    “Employer” shall mean the Company and any Affiliate.
1.12    “Employer Contributions” shall mean the Employer’s discretionary contribution, if any, pursuant to Section 3.1(b) of the Plan.
1.13    “Entity” shall mean any corporation, partnership, limited liability company, or other legal entity.
1.14    “Hardship” shall have the meaning set forth in Section 3.6 of the Plan.
1.15    “Non-Employee Director” shall mean a member of the Company’s Board of Directors who is not otherwise an Employee of the Company. The term also shall include reference to a Non-Employee’s Director’s Beneficiary where the context so requires.

1.16    “Participant” shall mean an Employee or a Non-Employee Director who is eligible to participate in the Plan under Section 2.1 of the Plan.
1.17    “Permanent Disability” shall mean a “disability” as defined under Treasury regulation Section 1.409A-3(i)(4).
1.18    “Plan” shall mean the Cadence Design Systems, Inc. 2009 Deferred Compensation Plan, as amended and restated February 5, 2019, including any amendments thereto.
1.19    “Plan Year” shall mean the year beginning each January 1 and ending December 31.
1.20    “Specified Employee” shall mean any Participant who is a “specified employee” (as such term is defined under Section 409A of the Code) of the Company.
1.21    “Termination” shall mean for an Employee, the Employee’s termination of employment with the Employer that constitutes a separation from service within the meaning of Section 1.409A(h)(1) and, for a Non-Employee Director, a separation from service with the Company within the meaning of Section 1.409A(h)(2) of the Treasury Regulations.
1.22    “Trust” or “Trust Agreement” shall mean the Trust Agreement for Non-Qualified Deferred Compensation Benefit Plans of Cadence Design Systems, Inc. including any amendments thereto, entered into between the Company and the Trustee to carry out the provisions of the Plan.
1.23    “Trustee” shall mean the designated Trustee acting at any time under the Trust.
1.24    “Trust Fund” shall mean the cash and other assets and/or properties held and administered by Trustee pursuant to the Trust to carry out the provisions of the Plan.
SECTION 2

ELIGIBILITY
2.1    Eligibility. Eligibility to participate in the Plan shall be limited to (a) the Employees of the Employer who (i) have Eligible Compensation of at least $250,000 for the Plan Year, (ii) are classified as officers, vice-presidents, directors, or an equivalent title, and (iii) have been selected by the Committee to participate in the Plan and (b) Non-Employee Directors.
Participation in the Plan shall commence as of the date the Participant has complied with the election procedures set forth in Section 3.3. Nothing in the Plan should be construed to require any contributions to the Plan on behalf of the Participant by the Company.
2.2    Change in Status. A Participant who experiences a change in eligibility status (i.e., from Employee to Non-Employee Director or vice versa) shall be considered newly eligible to participate in the Plan in his or her new capacity for all purposes hereunder, including for purposes of making the elections pursuant to Sections 3.3 and 3.4 hereof, provided that the eligibility requirements set forth in Section 2.1 are met. If the Participant experiences a subsequent change in eligibility status (i.e., a reversal back to the previous status), such Participant shall be considered newly eligible to participate in the Plan only in accordance with Treasury Regulation Section 1.409A-2(a)(7)(ii). Participation as an Employee and a Non-Employee Director shall be treated as participation in two separate “nonqualified deferred compensation plans” within the meaning of Section 409A of the Code, and such separate plans shall not be aggregated with each other pursuant to Section 409A of the Code, as provided in Treasury Regulation Section 1.409A-1(c)(2)(ii).
SECTION 3

DEFERRED COMPENSATION
3.1    Deferred Compensation.
(a)    Each participating Participant may elect, in accordance with Section 3.3 of this Plan, to defer the receipt of a portion of the Compensation for active service otherwise payable to him or her by Employer during each Plan Year. Any Compensation deferred by a Participant pursuant to Section 3.3 shall be recorded by the Company in an Account, maintained in the name of the Participant, which Account shall be credited with a dollar amount equal to the total amount of Compensation deferred during each Plan Year under the Plan, together with earnings thereon credited in accordance with Section 3.8. Each such deferral election as to “base salary” or “director’s fees” or discontinuance of a deferral election as to “base salary” or “director’s fees” will continue in force for each successive year until or unless suspended or modified by the filing of a subsequent election with the Company by the Employee or Non-Employee Director in accordance with Section 3.3 of the Plan. Each deferral election as to an Employee’s “cash bonus” shall continue in force only with respect to the bonus for the Plan Year for which it is made, and shall not apply to bonuses for any successive Plan Years. All deferrals except Employer Contributions pursuant to Section 3.1(b) shall be fully vested at all times. Deferral elections shall be subject to minimum dollar and maximum percentage amount limits as follows: (i) the minimum deferral amount is $2,500, which shall be withheld from the Employee’s or Non-Employee Director’s Compensation, and (ii) the maximum deferral percentage amount is 80% of the Employee’s “base salary,” 100% of the Employee’s “cash bonus,” and 100% of the Non-Employee Director’s “director’s fees.” For purposes of the Plan, “base salary” means an Employee’s regular salary payable during the Plan Year, excluding bonuses, commissions, overtime, incentive payments, non-monetary awards, compensation deferred pursuant to all Section 125 (cafeteria) or Section 401(k) (savings) plans of the Company and other special compensation, and reduced by the tax withholding obligations imposed on the Employer and any other withholding requirements imposed by law with respect to such amounts. For purposes of the Plan, “cash bonus” shall mean amounts (if any) awarded under the bonus policies or plans, maintained by the Employer and any commissions earned on sales for a Plan Year. For purposes of the Plan, “director’s fees” means the annual retainer, Board meeting fees, committee meeting fees, and consulting fees payable during the Plan Year.
(b)    The Company shall not be obligated to make any other contribution to the Plan on behalf of any Participant at any time. The Company may make Employer Contributions to the Plan on behalf of one or more Participants. Employer Contributions, if any, made to Accounts of the Participants shall be determined in the sole and absolute discretion of the Company, and may be made without regard to whether the Participant to whose Account such contribution is credited has made, or is making, contributions pursuant to Section 3.1(a). The Company shall not be bound or obligated to apply any specific formula or basis for calculating the amount of any Employer Contributions and the Company shall have sole and absolute discretion as to the allocation of

Employer Contributions among Participant Accounts. The use of any particular formula or basis for making an Employer Contribution in one year shall not bind or obligate the Company to use such formula or basis in any other year. Employer Contributions may be subject to a substantial risk of forfeiture in accordance with the terms of a vesting schedule, which may be selected by the Company in its sole and absolute discretion.
(c)    Amounts deferred under the Plan shall be calculated and withheld from the Employee’s base salary and/or cash bonus after such Compensation has been reduced to reflect salary reduction contributions to the Company’s Code Section 125 (cafeteria) and Code Section 401(k) (savings) plans, but before any reductions for contributions to the Code Section 423 (employee stock purchase) plan.
(d)    The Committee in its sole discretion may direct the Trustee to accept the transfer of funds held in trust with respect to any plan sponsored or maintained by the Employer or an affiliate thereof which is an unfunded nonqualified deferred compensation plan for a select group of management and highly compensated executives of the Employer (a “Transferor Plan”), in which case the transferred funds (the “Transferred Amounts”) shall be held by the Trustee under and be subject to the terms of the Plan and invested and accounted for as directed by the Committee. The Transferred Amounts may not be transferred back to the Transferor Plan or its trust. The transfer of such Transferred Amounts shall not cause any of the participant’s rights to a distribution under the Plan or the Transferor Plan (including the Transferred Amounts) to be a secured right to a distribution under either plan.
3.2    Payment of Account Balances.
(a)    The Participant shall elect whether he or she will receive distribution of his or her Account, subject to tax withholding requirements, (i) upon reaching a specified age, (ii) upon passage of a specified number of years, (iii) upon Termination, (iv) upon the earlier to occur of (A) Termination or (B) passage of a specified number of years or attainment of a specified age, or (v) upon the later to occur of (A) Termination or (B) passage of a specified number of years or attainment of a specified age, as elected by the Employee in accordance with the form established by the Committee. Such form may permit an election among some or all of the alternatives listed in this Section 3.2(a), as determined in the Committee’s sole discretion. A timely designation of the time of distribution shall be required as a condition of participation under this Plan. The Participant also shall elect to receive all amounts payable to him or her in a lump sum or in equal annual installments over a designated period of five (5) years, ten (10) years or fifteen (15) years, pursuant to the provisions of Section 3.2(e). These elections shall be made in accordance with Section 3.4 of this Plan.
(b)    Distributions shall be made to the maximum extent allowable under the election made by the Employee, except that no distribution (or portion thereof) shall be made to the extent that the receipt of such distribution, when combined with the receipt of all other “applicable employee remuneration” (as defined in Code Section 162(m)(4)) would cause any remuneration received by the Employee to be nondeductible by the Employer under Code Section 162(m)(1). Any distribution (or portion thereof) that is delayed pursuant to the preceding sentence shall be distributed at the earliest possible time at which the deduction limitation under Code Section 162(m)(1) would not apply. Notwithstanding the forgoing, no Code Section 162(m) restrictions on distributions shall apply for amounts subject to deferral elections effective on or after January 1, 2019.
(c)    Upon Termination by reason of death or Permanent Disability prior to the time when payment of Account balances otherwise would commence under the provisions of Section 3.2(a), the Participant or the Participant’s designated Beneficiary will receive all amounts credited to the Participant’s Account as of the date of his or her death or Permanent Disability (notwithstanding any contrary election to receive distributions under the first sentence of Section 3.2(a)) in a lump sum, distributed not after the later of (i) 90 days following the date of the Employee’s death or Permanent Disability, or (ii) the last day of the Participant’s taxable year in which the death or Permanent Disability occurs. Upon Termination by reason other than death or Permanent Disability prior to the date when payment of Account balances otherwise would commence under the provisions of Section 3.2(a), the Participant will receive (or, in the case of installment payments, will commence receiving) all amounts credited to the Participant’s Account as of the date of Termination (notwithstanding any contrary election to receive distributions under the first sentence of Section 3.2(a)) in the form determined pursuant to the provisions of Section 3.2(e), distributed not after the later of (i) 90 days following the date of the Employee’s Termination, or (ii) the last day of the Employee’s taxable year in which the Termination occurs.
(d)    Upon the death of the Participant prior to complete distribution to him or her of the entire balance of his or her Account (and after the date of Termination), the balance of his or her Account on the date of death shall be payable to the Participant’s designated Beneficiary in the form of a lump sum as soon as administratively practicable following the Participant’s death.
(e)    The Company shall distribute or direct distribution of the balance of amounts previously credited to the Participant’s Account, in a lump sum, or in annual installments over a period of five (5) years, ten (10) years or fifteen (15) years, as the Participant shall designate, except as otherwise provided in Section 3.2(c). A designation of the form of distribution shall be required as a condition of participation under this Plan. Distribution of the lump sum or the first installment shall be made or commence within ninety (90) days following the date specified in the first sentence of Section 3.2(a), or as otherwise provided in 3.2(c). Subsequent installments, if any, shall be made the following January and each January thereafter. The amount of each installment shall be calculated by dividing the Account balance as of the date of the distribution by the number of installments remaining pursuant to the Participant’s distribution election. Each such installment, if any, shall take into account earnings credited to the balance of the Account remaining unpaid. The Participant’s distribution election shall be made on a form provided by the Company.
Notwithstanding any provision herein to the contrary, any Transferred Amounts shall be distributable under the Plan according to the terms of the elections permitted and made by the participant under the applicable Transferor Plan unless subsequently modified by the participant as permitted under this Plan.
(f)    Notwithstanding any other provision of the Plan to the contrary, payments to Specified Employees upon a Termination shall be delayed six months to the extent required under Section 409A of the Code. Amounts delayed pursuant to the preceding sentence shall be paid in a lump sum on or as soon as administratively practicable after the first day of the seventh month.

(g)    Notwithstanding any other provision in Section 3.8 to the contrary, the Employee must direct the sale of Account assets within fifteen (15) days following a written (or electronic) request by the Committee or its delegate, or, within such shorter time period as the Committee or its delegate may specify; provided, however, that such notice period may not be less than forty-eight (48) hours.
Upon failure to respond in the specified timeframe, and pursuant to its authority described in Section 3.8(c), the Committee or its delegate shall direct, and the Trustee shall sell, a portion of each asset in the Account calculated by dividing the value of each asset by the number of remaining installments pursuant to the Participant’s distribution election.
By failing to respond to the written request within the time specified in this paragraph, the Employee waives any and all rights against the Committee or its delegate in respect of the Committee’s direction of a trade in the Participant’s Account pursuant to this Section 3.2(g).
(h)    The provisions of this Section 3.2 shall apply independently to the separate Accounts of a participating Employee who has Accounts under the Plan in the capacity of both an Employee and a Non-Employee Director.
3.3    Election to Defer. Each election of a Participant to defer Compensation under this Plan shall be in writing, signed by the Participant, and delivered to the Company, together with all other documents required under the provisions of this Plan, within such time as determined by the Committee and communicated to those Participants who are eligible to participate in the Plan. Such deferral elections must be delivered to the Company prior to the beginning of the Plan Year in which the services with respect to which the Compensation to be deferred is performed and shall be irrevocable. Notwithstanding the preceding, any deferral election with respect to a “cash bonus” that constitutes performance-based compensation within the meaning of Section 1.409A-1(e) must be made on or before the date that is six-months prior to the end of the performance period, and at a time that the amount of any such bonus remains substantially uncertain. All other deferral elections with respect to a “cash bonus” must be made prior to the beginning of the service period for which the cash bonus will be paid. An Employee who is hired or promoted to a position of eligibility for participation in the Plan, or an Employee who experiences a change in employment status from an employee to a Non-Employee Director (or vice versa), or a Non-Employee Director who is elected to become a Non-Employee Director during a Plan Year shall have thirty (30) days from the date of notification of eligibility for participation in the Plan (or any other plan aggregated with the Plan under Code Section 409A) in which to submit the required election documents for Compensation with respect to which services have not yet been performed within that same Plan Year, to the extent not prohibited by Code Section 409A. Any deferral election made by the Participant shall be irrevocable with respect to any Compensation covered by such election. The Company shall withhold the amount or percentage of base salary specified to be deferred in equal amounts for each payroll period and shall withhold the amount or percentage of each cash bonus specified to be deferred at the time or times such bonus otherwise would be paid to the Employee. The election to defer Compensation shall be made on the form provided by the Company. The Company shall withhold the amount or percentage of director’s fees specified to be deferred at the time or times such director’s fees otherwise would be paid to the Non-Employee Director.

3.4    Distribution Election. The initial distribution election of a Participant shall be in writing, signed by the Participant, and delivered to the Company, together with all other documents required under the provisions of this Plan, within such period of time determined by the Company and communicated to those individuals who are eligible to participate in the Plan. Such distribution elections must be delivered to the Company prior to the beginning of the first Plan Year in which the Participant is eligible to participate in the Plan. Provided, however, that an Employee who is hired or promoted to a position of eligibility for participation in the Plan, or an Employee who experiences a change in employment status from an employee to a Non-Employee Director (or vice versa), or a Non-Employee Director who is elected to become a Non-Employee Director during a Plan Year shall have thirty (30) days from the date of notification of eligibility for participation in the Plan (or any other plan aggregated with the Plan under Code Section 409A) in which to submit the required distribution election documents, to the extent not prohibited by Code Section 409A. In the event that a Participant does not make a valid initial distribution election pursuant to this Section 3.4 of the Plan with respect to all or a portion of his or her Account, the applicable Participant shall be deemed to have elected to receive distribution of such Account or portion thereof in the form of a lump sum payment upon the Participant’s Termination.
If permitted by the Committee, a Participant may change the terms of his or her initial distribution election by making a new election. Such distribution election change shall be effective only if (i) the Participant makes such election at least one year prior to the date the previously elected payment or payments were to commence, (ii) the change does not take effect until at least one year after the Participant submits the revised election form; and (iii) the change provides for the deferral of the date of the payment for a minimum of five additional years. For purposes of the 5-year re-deferral limitation set forth in clause (iii) of the preceding sentence, distributions payable in installments (as opposed to a lump sum) shall be treated as a single payment payable on the date the installments are due to commence. An Employee may not make a new election once distributions from the Plan have commenced or which would first become effective at a time when distributions from the Plan have commenced. An Employee’s distribution election shall be in the form established by the Committee in accordance with the terms of the Plan.
3.5    Payment Upon Change in Control. Notwithstanding any other provisions of this Plan (including without limitation Section 3.4), the aggregate balance credited to and held in the Participants’ Accounts shall be distributed to the Participants in a lump sum not later than the thirtieth day following a Change in Control unless the Committee, the Board of Directors of the Company, or the 401(k)/NQDC Administrative Committee of the Company (as each is composed immediately prior to such Change in Control), in the sole discretion of any of the foregoing, decides prior to that date that the Employees’ Accounts shall remain in the Plan.
3.6    Hardship.
(a)    A Participant may receive distributions from his or her Account to the extent that the Participant demonstrates to the reasonable satisfaction of the Committee that he or she needs the funds to address an unforeseeable emergency within the meaning of Section 1.409A-3(i)(3) of the Code. An unforeseeable emergency is a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, Beneficiary or dependent (as defined in Section 152 of the Code without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)), funeral expenses of the Participant’s spouse or dependent, loss of the Participant’s property due to casualty)

or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee. A Hardship distribution shall not exceed the amount required to satisfy the emergency financial need of the Participant (including amounts necessary to pay any Federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution), nor shall a Hardship distribution be made if the need may be satisfied from other resources reasonably available to the Employee. For purposes of this paragraph, an Employee’s resources shall be deemed to include those assets of the Employee’s spouse and minor children that are reasonably available to the Participant. Prior to approving a Hardship distribution, the Committee shall require the Participant to certify in writing that the Participant’s financial need cannot reasonably be relieved:
(i)    through reimbursement or compensation by insurance or otherwise or
(ii)    by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.
(b)    Any Employee receiving a Hardship distribution under this section shall be ineligible to defer any additional compensation under the Plan until the first day of the Plan Year following the second anniversary of the date of the distribution. In addition, a new Election of Deferral must be submitted to the Company as a condition of participation in the Plan.
3.7    Employee’s Right Unsecured. The right of the Employee or his or her designated Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Employee nor his or her designated Beneficiary shall have any rights in or against any amount credited to his or her Account or any other specific assets of the Company, except as otherwise provided in the Trust. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Plan and the Company or any other person.
3.8    Investment of Contribution.
(a)    The investment options available to each Participant shall be determined by the Company and set forth in a separate written document, a copy of which shall be attached hereto and by this reference is incorporated herein. Each Participant shall have the sole and exclusive right to direct the Trustee as to the investment of his or her Accounts in accordance with policies arid procedures implemented by the Trustee. The right of a Participant to direct the investment of his or her Account into one or more of the available investment options shall not in any way be considered to alter the fact that an Account is a bookkeeping account only that measures the Company’s obligation to pay benefits hereunder, that the assets being invested at the direction of a Participant are assets of the Company and that the Participant’s rights under the Plan remain those of an unsecured, general creditor of the Company.
The Company shall not be liable for any investment decision made by any Employee while such funds are held by the Trustee.
(b)    Accounts shall be credited with the actual financial performance or earnings generated by such investments directed by the Participant and made by the Trustee, until the Account has been fully distributed to the Participant or to the Employee’s designated Beneficiary.

(c)    Notwithstanding any other provision in this Section 3.8 to the contrary, the Committee may determine not to take account of the Participant’s designated investments and determine to have the Participant’s Account invested in any other manner as the Committee shall determine.
SECTION 4

DESIGNATION OF BENEFICIARY
4.1    Designation of Beneficiary. The Participant may designate a Beneficiary or Beneficiaries to receive all amounts, if any, due hereunder to the Participant but unpaid at the time of the Participant’s death by written notice thereof to the Company at any time prior to the Participant’s death and may revoke or change the Beneficiary designated therein without the Beneficiary’s consent by written notice delivered to the Company at any time and from time to time prior to the Participant’s death. If the Participant is married and a resident of a community property state, one half of any amount due hereunder which is the result of an amount contributed to the Plan during such marriage is the community property of the Participant’s spouse and the Participant may designate a Beneficiary or Beneficiaries to receive only the Participant’s one-half interest. If the Participant shall have failed to designate a Beneficiary, or if no such Beneficiary shall survive him or her, then such amount shall be paid to his or her estate. Designations of Beneficiaries shall be made on the form provided by the Company.
SECTION 5

TRUST PROVISIONS
5.1    Trust Agreement. The Company may establish the Trust for the purpose of retaining assets set aside by Company pursuant to the Trust Agreement for payment of all or a portion of the amounts payable pursuant to the Plan. Any benefits not paid from the Trust shall be paid solely from Company’s general funds, and any benefits paid from the Trust shall be credited against and reduce by a corresponding amount the Company’s liability to the Participants under the Plan. No special or separate fund, other than the Trust Agreement, shall be established and no other segregation of assets shall be made to assure the payment of any benefits hereunder. All Trust Funds shall be subject to the claims of general creditors of the Company in the event the Company is Insolvent as defined in Section 3 of the Trust Agreement. The obligations of the Company to pay benefits under the Plan constitute an unfunded, unsecured promise to pay and the Participants shall have no greater rights than general creditors of the Company.
SECTION 6

AMENDMENT, TERMINATION AND TRANSFERS BY COMMITTEE
6.1    Amendment. The Committee shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment. Any such amendment shall come effective upon the date stated therein, and shall be binding on all Participants, except as otherwise provided in such amendment; provided, however, that said amendment shall not affect adversely benefits payable to an affected Participant without the Participant’s written approval.

6.2    Termination. The Committee shall have the right to terminate this Plan under the terms set forth in this Section 6.2. Upon any termination of this Plan, to the extent permissible under Section 409A of the Code without the imposition of any additional or accelerated taxes under Section 409A of the Code, the Company may in its sole discretion, accelerate the payment of amounts credited as of the date of termination of this Plan; provided that all such distributions (i) commence no earlier than the date that is twelve (12) months following the date of such termination (or such earlier date permitted under Section 409A of the Code without the imposition of any additional or accelerated taxes under Section 409A of the Code), and (ii) are completed by the date that is twenty-four (24) months following the date of such termination (or such later date permitted under Section 409A of the Code without the imposition of any additional or accelerated taxes under Section 409A of the Code). In addition, payments may be accelerated upon Plan termination as provided above only if, to the extent required under Code Section 409A, (i) all other nonqualified deferred compensation “account balance plans” (as such term is defined under Code Section 409A), in which any Participant hereunder participates are terminated along with this Plan, and (ii) the Company does not adopt any new nonqualified deferred compensation “account balance plan” (as such term is defined under Code Section 409A), for five years following the date of such Plan termination.
6.3    Transfers by Committee.
(a)    In the event that an Employee transfers employment from one Employer to an Affiliate that is not an Employer, the Committee shall have the right, but no obligation, to direct the Trustee to transfer funds in an amount equal to the amount credited to such Employee’s Account (the “Transferred Account”) to a trust established under a Transferee Plan maintained by such Affiliate. The Committee shall determine, in its sole discretion, whether such transfer shall be made and the timing of such transfer. Such transfer shall be made only if, and to the extent, approval of such transfer is obtained from the Trustee.
(b)    For purposes of this Section 6.3, “Transferee Plan” shall mean an unfunded, nonqualified deferred compensation plan described in Section 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”).
(c)    No transfer shall be made under this Section 6.3 unless the Employee for whose benefit the Transferred Account is held executes a written waiver of all of such Employee’s rights and benefits under this Plan in such form as shall be acceptable to the Committee.
SECTION 7

ADMINISTRATION
7.1    Administration. The Committee shall administer and interpret this Plan in accordance with the provisions of the Plan and the Trust Agreement. Any determination or decision by the Committee shall be conclusive and binding on all persons who at any time have or claim to have any interest whatever under this Plan. The Committee may employ legal counsel, consultants, actuaries and agents as it may deem desirable in the administration of the Plan and may rely on the opinion of such counsel or the computations of such consultant or other agent. The Committee shall have the authority to delegate some or all of the powers and responsibilities under the Plan and the Trust Agreement to such person or persons as it shall deem necessary, desirable or appropriate for administration of the Plan.
7.2    Liability of Committee; Indemnification. To the maximum extent not prohibited by law, no member of the Committee shall be liable to any person and in any event shall be indemnified by the Company for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own bad faith or willful misconduct.
7.3    Expenses. The costs of the establishment of the Plan and the adoption of the Plan by Company, including but not limited to legal and accounting fees, shall be borne by Company. The expenses of administering the Plan and the Trust shall be borne by the Trust unless the Company elects in its sole discretion to pay some or all of those expenses; provided, however, that Company shall bear, and shall not be reimbursed by, the Trust for any tax liability of Company associated with the investment of assets by the Trust.
SECTION 8

GENERAL AND MISCELLANEOUS
8.1    Rights Against Company. Except as expressly provided by the Plan, the establishment of this Plan shall not be construed as giving to any Participant or to any person whomsoever, any legal, equitable or other rights against the Company, or against its officers, directors, agents or shareholders, or as giving to any Participant or Beneficiary any equity or other interest in the assets, business or shares of Company stock or giving any Participant the right to be retained in the employment of the Employer. Neither this Plan nor any action taken hereunder shall be construed as giving to any Participant the right to be retained in the employ of the Employer or as affecting the right of the Employer to dismiss any Participant. Any benefit payable under the Plan shall not be deemed salary or other compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Employer for the benefit of its Employees. Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Employer in any capacity or shall affect any right of the Company, its Board of Directors or stockholders to remove any Non-Employee Director pursuant to the Company’s Bylaws and the provisions of the Delaware General Corporation Law.
8.2    Assignment or Transfer. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Participant or Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.
8.3    Severability. If any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

8.4    Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.
8.5    Governing Law. The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of California unless superseded by federal law.
8.6    Payment Due to Incompetence. If the Committee receives evidence that an Participant or Beneficiary entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment, the Committee may, in its sole and absolute discretion, direct the payment to any other person or Trust which has been legally appointed by the courts or to any other person determined by the Company to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Company may deem proper. Any such payment shall be in complete discharge of the Participants obligations under this Plan.
8.7    Tax. The Company may withhold from any benefits payable under this Plan, all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.
8.8    Attorneys’ Fees. Company shall pay the reasonable attorneys’ fees incurred by any Participant in an action brought against Company to enforce the Participant’s rights under the Plan, provided that such fees shall only be payable in the event that the Participant prevails in such action.
8.9    Plan Binding on Successors/Assignees. This Plan shall be binding upon and inure to the benefit of the Company and its successor and assigns and the Participant and the Participant’s designee and estate.